                                 EMPLOYMENT AGREEMENT
                                 --------------------


          EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 11, 1996 by and between CONVERSE INC., a Delaware corporation ("Company"), and GLENN N. RUPP ("Employee").


                                 W I T N E S S E T H :
                                 - - - - - - - - - -


          WHEREAS, Company desires to have the benefit of Employee's knowledge and experience for the benefit of Company and its subsidiaries; and

          WHEREAS, Employee desires to be employed upon the terms and conditions hereinafter set forth; and

          WHEREAS, the Company Board (as hereinafter defined) has duly authorized the execution and delivery of this Agreement;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Employment.  Company hereby employs Employee, and Employee hereby
              ----------
accepts such employment and agrees to perform Employee's duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

          1.1  Employment Term.  The employment term of this Agreement (the
               ---------------
"Employment Term") shall commence on April 15, 1996 and shall continue until April 15, 1999 unless earlier terminated in accordance with Section 8 hereof.

          1.2  Duties and Responsibilities.  During the Employment Term,
               ---------------------------
Employee shall serve as Chairman of the Board and Chief Executive Officer of Company and in such other officer positions of Company and its subsidiaries as may be designated by the Board of Directors of Company (the "Company Board"). Employee shall perform all duties and accept all responsibilities incidental to such position or positions and consistent with Employee's position as Chairman of the Board and Chief Executive Officer of Company as may be designated by the Company Board. Employee's principal office shall be located in North Reading, Massachusetts or at another location in the Greater Boston area, and he shall not be required to relocate to another area without his consent.

          1.3  Extent of Service.  During the Employment Term, Employee shall
               -----------------
use Employee's best efforts in the business of Company, and Employee shall devote substantially all of Employee's full time, attention and energy to the business of Company and to the performance of Employee's services and the discharge of Employee's duties and responsibilities hereunder. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises, except that Employee agrees not to become engaged in any other business activity that may materially interfere with Employee's ability to discharge Employee's duties and responsibilities hereunder. Employee further agrees not to work either on a part time or independent contractual basis for any other business or enterprise during the Employment Term without the prior written approval of the Company Board.

          1.4  Compensation.  For all the services rendered during the
               ------------
Employment Term by Employee hereunder, Employee shall be entitled to the following compensation and benefits:

          (a) Company shall pay Employee a salary (the "Base Compensation") at the annual rate of $450,000, less withholding required by law or agreed to by Employee, payable in installments at such times as Company customarily pays its other officers (but in no event less often than monthly). Such salary may be increased from time to time during the Employment Term in the sole discretion of Company, but at no time during the Employment Term shall Employee have the right to receive or continue to receive an annual salary greater than that specified above nor shall Base Compensation be increased for purposes of this Agreement unless expressly stated by Company in writing.

          (b) In addition to the Base Compensation, Employee shall be entitled to earn an annual bonus of up to 70% of Base Compensation based upon attainment of performance goals established by the Executive Compensation and Stock Option Committee of the Company Board under the Converse Executive Incentive Plan as in effect from time to time; provided, however, that the bonus for 1996 shall be at
                          --------  -------
an annual rate of not less than $160,000, and such minimum bonus shall be paid in installments together with the Base Compensation.

          (c) Contemporaneously with execution and delivery of this Agreement, Employee shall be granted options to purchase 500,000 shares of common stock of Company. Such options shall be for a term of ten years from the date hereof and shall be at a price equal to $5.00 per share. Twenty percent (20%) of such options shall vest and become exercisable on each anniversary of the date hereof, except that if on or before April 15, 1999 Company does not offer to extend the Employment Term on the terms set forth in this Agreement to a date that is on or after April 15, 2000, all remaining unvested options shall vest and become exercisable on April 15, 1999, and, if on or before April 15, 2000 Company does not offer to extend the Employment Term on the terms set forth in this Agreement to a date that is on or after April 15, 2001, all remaining unvested options shall vest and become exercisable on April 15, 2000. Further, if Employee is required to relocate his principal office without his consent in violation of Section 1.2, and he elects to terminate his employment, such options shall immediately vest and become exercisable. Such options shall be issued under and be subject to the terms of the Converse Inc. 1994 Stock Option Plan as approved at the 1996 Annual Meeting of Stockholders. Shares issued pursuant to the foregoing options shall be registered by Company on Form S-8, and, if the resale of such shares by Employee would be constrained by the volume limitations of Rule 144 under the Securities Act of 1933, as amended, Company agrees to file at its expense an appropriate amendment to the S-8 containing a reoffer prospectus so that the shares may be sold by Employee without volume limitations. Employee shall provide such information concerning Employee and his plan of distribution as may be required for the reoffer prospectus.

          (d) During the Employment Term, Employee shall be entitled to at least four weeks annual paid vacation and to participate in such fringe benefit plans of Company as may exist from time to time on the same basis as other senior executive officers of Company, including one-half of the initiation fee and one-half of the dues to a country club in the North Reading, Massachusetts vicinity.

          2.  Reimbursement of Expenses.
              -------------------------

          2.1 Company shall reimburse Employee for all ordinary and necessary out-of-pocket business expenses, including travel expenses, incurred by Employee in connection with the discharge of Employee's duties and responsibilities hereunder during the Employment Term in accordance with expense approval procedures then in effect and upon presentation of an itemized account and written proof of such expenses.

          2.2 Company shall pay Employee all reasonable relocation expenses (including moving expenses for personal property and household goods, and meals, transportation and lodging) from Lake Forest, Illinois, and reasonable closing costs (including, without limitation, the broker's commission payable on the sale of his house) for the sale of Employee's existing home and the purchase or lease of a new home in the vicinity of North Reading, Massachusetts. Company will also reimburse Employee for the federal and state income tax effect of reimbursement pursuant to this Section 2.2 by paying Employee the difference between Employee's federal and state tax liability, including reimbursement under this Section, after giving effect to all deductions to which he is entitled, and the tax liability that would have been incurred by him absent such reimbursement.

          2.3 Company shall reimburse Employee for his reasonable legal expenses incurred in connection with this Agreement.

          3.  Developments.  Employee shall disclose fully, promptly and in
              ------------
writing to Company any and all inventions, discoveries, improvements, modifications and other intellectual property rights, whether patentable or not, which Employee has conceived, made or developed, solely or jointly with others, while employed by Company and which (i) relate to the business, work or activities of Company or (ii) result from or are suggested by the carrying out of Employee's duties hereunder or from or by any information that Employee may receive from Company while employed by Company. Employee hereby assigns, transfers and conveys to Company all of Employee's right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be reasonably requested by Company at any time and with respect to any such invention, discovery, improvement, modification or other intellectual property rights to confirm or evidence such assignment, transfer and conveyance. Furthermore, at any time and from time to time, upon the request of Company, Employee shall execute and deliver to Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for Company, are or may be necessary or desirable to document such assignment, transfer and conveyance or to enable Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications or other intellectual property rights or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. Company shall be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and shall pay or reimburse Employee for all reasonable expenses incurred by Employee in compliance with the provisions of this Section 3.

          4.  Confidential Information.
              ------------------------

          4.1 Employee acknowledges that, by reason of Employee's employment by Company, Employee will have access to confidential information of Company, including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between Company and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset of Company and covenants that, both during and after the Employment Term, Employee will not disclose any Confidential Information to any person (except as may be required by law or as Employee's duties as an officer of Company may require) without the prior written authorization of the Company Board. The obligation of confidentiality imposed by this Section 4 shall not apply to information that becomes generally known in the industry through no act of Employee in breach of this Agreement.

          4.2 Employee acknowledges that all documents, files and other materials received from Company during the Employment Term (with the exception of documents relating to Employee's compensation or benefits to which Employee is entitled following the Employment Term) are for use of Employee solely in discharging Employee's duties and responsibilities hereunder and that Employee has no claim or right to the continued use or possession of such documents, files or other materials following termination of Employee's employment by Company. Employee agrees that, upon termination of employment, Employee will not retain any such documents, files or other materials and will promptly return to Company any documents, files or other materials in Employee's possession or custody, except that Employee shall be entitled to retain a copy of correspondence written by him so long as Company also has a copy and such correspondence does not contain Confidential Information.

          5.  Non-Competition.  During the Employment Term and for a period
              ---------------
thereafter expressly provided in Section 8 of this Agreement, Employee shall not, unless acting pursuant hereto or with the prior written consent of the Company Board, directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Employee's name to be used in connection with any Competing Business (defined below); provided, however, that notwithstanding the foregoing, this provision
        --------  -------
shall not be construed to prohibit the ownership by Employee of not more than 1% of the capital stock of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Exchange Act.

          The term "Competing Business" shall mean any business or enterprise engaged, within any state of the United States or the District of Columbia or any foreign country in which Company or any of its subsidiaries engages in the business of (i) designing, manufacturing, distributing, marketing or selling athletic footwear or athleisure footwear or (ii) branded or licensed sportswear, activewear, sports headwear or other sports apparel of such a type (in the case of each type of apparel) that it is in direct competition with the apparel sold or licensed by Company.

          In the event that the provisions of this Section 5 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

          6.  Non-Disparagement.  Each party to this Agreement agrees that it
              -----------------
will refrain from issuing any communication, written, oral or otherwise, that disparages, criticizes or otherwise reflects adversely upon the other party (including in the case of Company, any of its officers, directors or employees) or which encourages the taking of any action by any person or entity adverse to the other party, unless required by law.

          7.  Equitable Relief.  Employee acknowledges that the restrictions
              ----------------
contained in Sections 3, 4 and 5 hereof are, in view of the nature of the business of Company and its subsidiaries, reasonable and necessary to protect the legitimate interests of Company, and that any violation of any provision of those Sections may result in irreparable injury to Company. Employee also acknowledges that in the event of any such violation, Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled. Employee agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Middlesex County, Massachusetts or in any other court of competent jurisdiction. Employee hereby waives, to the fullest extent permitted by law, any objection that Employee may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Employee agrees that effective service of process may be made upon Employee by mail under the notice provisions contained in Section 10 hereof.

          8.    Termination.
                -----------

          8.1  Partial or Total Disability.  If in the judgment of the Company
               ---------------------------
Board, Employee is unable to perform Employee's duties and responsibilities hereunder by reason of illness, injury or incapacity for six consecutive months, during which time Company shall continue to compensate Employee as provided in Sections 1.4(a), (b) and (d) hereof (with such compensation to be reduced by the amount of any disability or similar payment received by Employee for this time period under any plan sponsored by Company), the Employment Term may be terminated by Company, in which event Company shall not have any further liability or obligation to Employee except for unpaid Base Compensation and benefits accrued to the date of Employee's termination, for payment of any bonus that may be payable under the Converse Executive Incentive Plan and for any additional disability, severance or other benefits otherwise payable to Employee under any applicable formal policy or plan which covers Employee at the time of Employee's termination and is in effect at that time. Employee agrees, in the event of any dispute under this Section 8.1 and if requested by Company, to submit to a physical examination by a licensed physician selected by Company, the cost of such examination to be paid by Company.

          8.2  Death.  In the event that Employee dies during the Employment
               -----
Term, Company shall pay to Employee's executors, administrators or personal representatives, as appropriate, an amount equal to the installment of Employee's Base Compensation payable for the month in which Employee dies and payment of any bonus that may be payable under the Converse Executive Incentive Plan. Thereafter, Company shall not have any further liability or obligation hereunder to Employee's executors, administrators, personal representatives, heirs, assigns or any other person claiming under or through Employee.

          8.3  Cause.  The Employment Term may be terminated by the Company
               -----
Board at any time for "cause." For purposes of this Agreement, "cause" shall mean (i) conviction of a felony, (ii) repeated, serious infractions by Employee of Company material rules or policies or (iii) willful material breach of the terms of this Agreement by Employee. With respect to (ii) and (iii), Company shall first be obliged to provide written notice to Employee of the particulars and permit Employee thirty (30) days to address and rectify the conduct complained of. Until such opportunity is afforded to Employee and in the event that Employee rectifies the conduct complained of, "cause" as used herein shall not become effective. In addition, following such thirty (30) day period, any determination that Employee has failed to rectify the conduct complained of shall only be made by the Company Board (without prejudice to Employee's right to challenge the Company Board's determination by appropriate legal proceedings) at a meeting at which Employee is permitted to attend, with counsel if he desires, and address the particulars of the conduct complained of. It is further understood that mere failure to achieve financial results shall not in any respect be deemed "cause" for purposes of this Agreement. In the event of such termination for cause, Company shall have no further liability or obligation to Employee for compensation hereunder. Such termination shall be effected by notice thereof delivered by Company to Employee pursuant to Section 10 hereof and shall be effective as of the date of such notice. In the event of such termination for cause, Employee's obligations under Section 5 hereof shall remain in full force and effect until the last day of the Employment Term without regard to its early termination pursuant to this Section 8.3.


          8.4  Without Cause.  Company may terminate the Employment Term at any
               -------------
time at Company's sole discretion and without specifying any cause for such termination. In the event of termination by Company without cause, or in the event of termination by Employee if he is required to relocate his principal office without his consent in violation of Section 1.2, Employee shall be entitled to receive each month as severance, payable on or before the last day of such month, for the longer of (i) the balance of the Employment Term, determined without regard to termination pursuant to this Section 8.4, or (ii) two years from the date of termination an amount equal to one-twelfth of Employee's average annual compensation (less withholding required by law). Employee shall not be required to seek other employment or take other action to mitigate Company's obligation to pay such severance, and no such employment or other action shall affect Company's obligation to pay the severance hereunder. In the event of such termination without cause, Employee's obligations under
Section 5 hereof shall remain in full force and effect for so long as such severance is payable; provided, however, that Employee may elect not to receive
                      --------  -------
such severance payments and be relieved of his obligations under Section 5.

          For purposes of the foregoing, the term "average annual compensation" shall mean the annualized Base Compensation plus bonus paid during the twenty-four month period (or such shorter period during which this Agreement is in effect) preceding the date of termination without cause. For this purpose, bonus that has been paid will be allocated ratably over the period to which it relates.

          8.5  Default by Company.  Employee may terminate the Employment Term
               ------------------
at any time upon occurrence of any of the following events:

          (a) Company shall fail to pay when due any amount payable to Employee hereunder and continuance of such failure for a period of 15 days after notice by Employee to Company; or

          (b) Company shall breach in any material respect any of its other obligations hereunder if such breach has not been cured within 30 days after notice from Employee to Company; or

          (c) Company shall commence voluntary proceedings under any bankruptcy, insolvency or similar law or seek the appointment of a trustee, receiver, liquidator, custodian or similar official for it or its property or consent to any such relief or appointment of such an official in an involuntary case or other proceeding commenced against the Company; or

          (d) an involuntary case or other proceeding shall be commenced against Company seeking liquidation, reorganization or other relief with respect to Company or its debts under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; an order for relief shall be entered against Company under the Federal bankruptcy laws as now or hereinafter in effect.

          In the event of termination pursuant to this Section 8.5, Employee's obligations under Section 5 hereof shall terminate.

          9.   Survival.  Notwithstanding the expiration or termination of the
               --------
Employment Term, except as expressly provided herein, the obligations of Employee under Sections 3, 4, 5 and 6 shall survive and remain in full force and effect, and the provisions for equitable relief against Employee in Section 7 hereof shall continue in force.

          10.  Notices.  All notices and other communications required or
               -------
permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, in person or by a recognized courier or delivery service, when telefaxed to the recipient's correct telefax number (with receipt confirmed) or when mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

          If to Company, to:

          Converse Inc.
          One Fordham Road

          North Reading, MA  01864
          Attn:  Secretary
          Telecopy:  (508) 664-7579


          If to Employee, to:

          Glenn N. Rupp
          One Fordham Road
          North Reading, MA  01864
          Telecopy:  (508) 664-8763

          with a copy to Employee at his residence as shown in the records of Company and a further copy to:

          Stephen A. Landsman, Esq.
          Rudnick & Wolfe
          203 North LaSalle Street
          Suite 1500
          Chicago, IL  60601

or to such other name or address as any designated recipient shall specify by notice to the other designated recipients in the manner specified in this
Section 10.

          11.  Indemnification.  Company agrees to indemnify Employee (including
               ---------------
his costs of defense) in his capacity as an officer, director or employee of Company, and to the extent applicable, all subsidiaries as they may exist from time to time, all to the fullest extent permitted under Delaware law.

          12.  Enforcement.  In the event that Company fails to pay to Employee
               -----------
any amount or benefits payable under this Agreement and Employee brings a successful action against Company to recover such amount or benefit, Company shall pay or reimburse Employee for his reasonable legal fees and legal expenses incurred in connection with such action.

          13.  Governing Law.  This Agreement shall be governed by and
               -------------
interpreted under the laws of the Commonwealth of Massachusetts without giving effect to any conflict of laws provisions.

          14.  Contents of Agreement, Amendment and Assignment.  This Agreement
               -----------------------------------------------
sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, supersedes any prior employment agreement between the parties and shall not be changed, modified or terminated except upon written amendment executed by Company and Employee. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

          15.  Severability.  If any provision of this Agreement or application
               ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

          16.  Remedies Cumulative; No Waiver.  No remedy conferred upon either
               ------------------------------
party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by either party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in such party's sole discretion.

          17.  Company Stockholder Approval.  The grant of stock options
               ----------------------------
pursuant to Section 1.4(c) is subject to approval by the stockholders of Company at the 1996 Annual Meeting of Stockholders, to be held on or before June 18, 1996, of changes to the 1994 Stock Option Plan. In the event such stockholder approval is not obtained, this Agreement may be terminated by Employee without obligation except for the obligation of Company to pay Employee his Base Compensation and guaranteed bonus accrued to the date of termination and Employee's obligations under Sections 3 and 4 hereof.

          18.  Publicity.  Employee shall have the right to approve the text of
               ---------
Company's press release announcing his election as Chairman of the Board.

          IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the date first above written.


                              CONVERSE INC.



                              By: /s/ MICHAEL C. BELL
                                  -------------------------------
                                  Michael C. Bell
                                  President


                                  /s/ GLENN N. RUPP
                                  -------------------------------
                                  GLENN N. RUPP